UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

FireEye, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 McCarthy Blvd.

Milpitas, CA 95035

(Address of principal executive offices, including zip code)

(408) 321-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2015, FireEye, Inc. (the “Company”) completed its previously announced placement of $460.0 million aggregate principal amount of 1.000% Convertible Senior Notes due 2035 (the “Series A Notes”) and $460.0 million aggregate principal amount of 1.625% Convertible Senior Notes due 2035 (the “Series B Notes” and together with the Series A Notes, the “Notes”), including the full exercise of the initial purchasers’ over-allotment option, in a private placement to qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold in a private placement to the initial purchasers pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act.

Indentures

On June 2, 2015, the Company entered into an Indenture, relating to the issuance the Series A Notes (the “Series A Indenture”), and an Indenture, relating to the issuance of the Series B Notes (the “Series B Notes” and together with the Series A Notes, the “Notes,” and such Indenture, the “Series B Indenture” and together with the Series A Indenture, the “Indentures”), in each case by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Series A Notes will bear interest at a rate of 1.000% per year and the Series B Notes will bear interest at a rate of 1.625% per year, in each case payable semi-annually on June 1 and December 1 of each year, beginning on December 1, 2015. The Notes will mature on June 1, 2035, unless earlier redeemed or repurchased by the Company or converted pursuant to their terms.

The initial conversion rate of each series of Notes is 16.4572 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $60.76 per share). The conversion rate of each series of Notes will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, (x) upon the occurrence of a make-whole fundamental change (as defined in the applicable Indenture) that occurs prior to June 1, 2020, in the case of the Series A Notes, and June 1, 2022, in the case of the Series B Notes, or (y) in connection with any provisional redemption (as defined in the Series B Indenture) of all or a portion of the Series B Notes prior to June 1, 2022 upon the satisfaction of the sale price condition (as defined below), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert (x) its Series A Notes or Series B Notes, as applicable, in connection with such make-whole fundamental change or (y) its Series B Notes during the related redemption period.

Prior to the close of business on the business day immediately preceding March 1, 2035, and other than during the period from, and including, March 1, 2020 to the close of business on the second scheduled trading day immediately preceding June 1, 2020 in the case of the Series A Notes, and other than during the period from, and including, March 1, 2022 to the close of business on the second scheduled trading day immediately preceding June 1, 2022 in the case of the Series B Notes, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after September 30, 2015 (and only during such calendar quarter), if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding calendar quarter, the last reported sale price of the Company’s common stock on such trading day is greater than or equal to 130% of the applicable conversion price on such trading day; (2) during the five business day period after any five consecutive trading day period in which, for each day of that period, the trading price per $1,000 principal amount of the Series A Notes or Series B Notes, as applicable, for such trading day was less than 98% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate on such trading day; (3) if the Company calls any or all of the Notes of either series for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the relevant redemption date; or (4) upon the occurrence of specified corporate transactions. During the period from, and including, March 1, 2022 to the close of business on the second scheduled trading day immediately preceding June 1, 2020 and on or after March 1, 2035 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Series A Notes may convert all or a portion of their Series A Notes at any time. During the period from, and including, March 1, 2022 to the close of business on the second scheduled trading day immediately preceding June 1, 2022 and on or after March 1, 2035 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Series B Notes may convert all or a portion of their Series B Notes at any time. Upon conversion, the Series A Notes and Series B Notes, as applicable, will be settled in cash, shares of the Company’s common stock or any combination thereof at the Company’s option.

The Company may not redeem the Notes prior to June 1, 2020. The Company may redeem for cash all or any portion of the Series A Notes, at its option, on or after June 1, 2020 and prior to the maturity date. The Company may redeem for cash all or any portion of the Series B Notes, at its option, on or after June 1, 2020 and prior to June 1, 2022 if the last reported sale price of its common stock has been at least 130% of the conversion price (the “sale price condition”) then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending not more than three trading days immediately preceding the date the Company provides the redemption notice. On or after June 1, 2022, and prior to the maturity date, the Company may redeem for cash all or any portion of the Series B

Notes, regardless of the foregoing sale price condition. Any optional redemption of the Notes will be at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for either series of Notes.

Holders of the Series A Notes have the right to require the Company to repurchase for cash all or any portion of their Notes on each of June 1, 2020, June 1, 2025 and June 1, 2030, and holders of the Series B Notes have the right to require the Company to repurchase for cash all or any portion of their Notes on each of June 1, 2022, June 1, 2025 and June 1, 2030, in each case at a repurchase price equal to 100% of the principal amount of the Notes of the relevant series to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant repurchase date. Upon the occurrence of a fundamental change (as defined in the applicable Indenture), holders may require the Company to purchase all or a portion of the Series A Notes or Series B Notes, as applicable, for cash at a price equal to 100% of the principal amount of the Series A Notes or Series B Notes, as applicable, to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Notes are the Company’s general unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with all of the Company’s existing and future liabilities that are not expressly subordinated to the Notes; effectively rank junior in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and are structurally junior to all indebtedness and other liabilities (including trade payables) of subsidiaries of the Company.

The following events are considered “events of default” with respect to the Series A Notes and Series B Notes, as applicable, which may result in the acceleration of the relevant maturity of such series of Notes:

(1) the Company defaults in any payment of interest on the Series A Notes or Series B Notes, as applicable, when due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of principal on the Series A Notes or Series B Notes, as applicable, when due and payable at the relevant stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with its obligation to convert the Series A Notes or Series B Notes, as applicable, in accordance with the applicable Indenture upon exercise of a holder’s conversion right and such failure continues for a period of three business days;

(4) failure by the Company to give a fundamental change notice or notice of a specified corporate transaction when due with respect to the Series A Notes or Series B Notes, as applicable;

(5) failure by the Company to comply with its obligations under the applicable Indenture with respect to consolidation, merger and sale of assets of the Company;

(6) failure by the Company to comply with any of its other agreements contained in the Series A Notes or Series B Notes, as applicable, or the applicable Indenture, for a period 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Series A Notes or Series B Notes, as applicable, then outstanding has been received;

(7) default by the Company or any of its significant subsidiaries (as defined in the applicable Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $40.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the case of clauses (i) and (ii), such acceleration is not rescinded or annulled or such failure to pay or default is not cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of Series A Notes or Series B Notes, as applicable, then outstanding in accordance with the applicable Indenture; or

(8) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries (as defined in the applicable Indenture).

If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Series A Notes or Series B Notes, as applicable, by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Series A Notes and Series B Notes, as applicable, to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest on the Series A Notes or Series B Notes, as applicable, will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest on the Series A Notes and Series B Notes, as applicable, if any, will be due and payable immediately.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Series A Indenture, the Form of Global 1.000% Convertible Senior Note due 2035, the Series B Indenture and the Form of Global 1.625% Convertible Senior Note due 2035, which are filed as Exhibit 4.1, 4.2, 4.3 and 4.4, respectively, hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 2, 2015, between the Company and U.S. Bank National Association

4.2	Form of Global 1.000% Convertible Senior Note due 2035 (included in Exhibit 4.1)

4.3	Indenture, dated as of June 2, 2015, between the Company and U.S. Bank National Association

4.4	Form of Global 1.625% Convertible Senior Note due 2035 (included in Exhibit 4.3)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: June 5, 2015	By:	/s/ Alexa King
Alexa King
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of June 2, 2015, between the Company and U.S. Bank National Association

4.2	Form of Global 1.000% Convertible Senior Note due 2035 (included in Exhibit 4.1)

4.3	Indenture, dated as of June 2, 2015, between the Company and U.S. Bank National Association

4.4	Form of Global 1.625% Convertible Senior Note due 2035 (included in Exhibit 4.3)